Exhibit 24
POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute CHRIS VILLAVARAYAN, CARL D. ANDERSON II and SCOTT M. CONFER, and each of them singly, my true and lawful attorney, with full power to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended October 3, 2021, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature Title Date

/s/ Chris Villavarayan Chief Executive Officer and November 11, 2021
Chris Villavarayan President (principal executive
officer) and Director

/s/ Carl D. Anderson II Senior Vice President and November 11, 2021
Carl D. Anderson II Chief Financial Officer
(principal financial officer)

/s/ Paul Bialy Vice President and November 11, 2021
Paul Bialy Chief Accounting Officer
(principal accounting officer)

/s/ Jeffrey A. Craig Executive Chairman of November 11, 2021
Jeffrey A. Craig the Board and Director

/s/ Steven Beringhause Director November 11, 2021
Steven Beringhause

/s/ Jan A. Bertsch Director November 11, 2021
Jan A. Bertsch

/s/ Rodger L. Boehm Director November 11, 2021
Rodger L. Boehm

/s/ Ivor J. Evans Director November 11, 2021
Ivor J. Evans

/s/ Elizabeth A. Fessenden Director November 11, 2021
Elizabeth A. Fessenden

/s/ Fazal Merchant Director November 11, 2021
Fazal Merchant

/s/ William R. Newlin Director November 11, 2021
William R. Newlin

/s/ Thomas L. Pajonas Director November 11, 2021
Thomas L. Pajonas

/s/ Lloyd G. Trotter Director November 11, 2021
Lloyd G. Trotter